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                                                                   Exhibit 10.15

                    INFORMATION MANAGEMENT ASSOCIATES, INC.

                                AMENDMENT NO. 3
                                       TO
                         COMMON STOCK PURCHASE WARRANT
                         -----------------------------


     This Agreement is made as of September 20, 1996 by and between Information Management Associate, Inc., a Connecticut corporation (the "Company") and Thomas
F. Hill ("Hill").

     WHEREAS, Hill is currently the holder of a Warrant (No. W-3) initially entitling Hill to purchase 2,381 shares of Common Stock at $9.00 per share (subject to adjustment upon the occurrence of certain events) (the "Hill Warrant");

     WHEREAS, on January 26, 1993 the Company effected a ten-for-one stock split; thereafter the Hill Warrant entitled Hill to purchase 23,810 shares of Common Stock at $.90 per share (subject to adjustment upon the occurrence of certain events);

     WHEREAS, the Hill Warrant was previously amended as of June 1, 1994 and as of November 16, 1994;

     WHEREAS, the Company and Hill desire to further amend the terms of the Hill Warrant;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows and the Hill Warrant (No. W-3) is hereby amended as hereinafter set forth.


SECTION 1.  AMENDMENTS TO WARRANT

     The terms and conditions of the Hill Warrant (No. W-3) are hereby amended as follows:

     1.1 The first paragraph of the Hill Warrant is hereby deleted in its entirety and the following is substituted therefor:
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     "Information Management Associates, Inc., a Connecticut corporation (the
  "Company"), for value received, hereby certifies that Thomas F. Hill, or registered assigns, is entitled to purchase from the Company 23,810 authorized, validly issued, fully paid and nonassessable shares of Common Stock, no par value per share (the "Common Stock") of the Company at the purchase price per share of $.90 at any time or from time to time commencing at 9:00 A.M., New York City time, on the Warrant Exercise Date and prior to 5:00 P.M., New York City time, on December 21, 2002, all subject to the terms, conditions and adjustments set forth below in this Warrant."

     1.2 Section 1.1 is hereby deleted in its entirety and the following is substituted therefor:

     "1.  Exercise of Warrant. 1.1 Manner of Exercise. This Warrant may be
          -------------------      ------------------
  exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its office maintained pursuant to subdivision (a) of section 12.2, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such holder and accompanied by payment, in cash, by certified or official bank check payable to the order of the Company, or in the manner provided in section 1.5 (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) $.90, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in sections 2 through 4."

     1.3 Section 2.1 is hereby deleted in its entirety and the following is substituted therefor:

     "2.  Adjustment of Common Stock Issuable Upon Exercise 2.1 General: Warrant
          -------------------------------------------------              -------
  Price. The number of shares of Common Stock which the holder of this Warrant
  -----
  shall be entitled to receive upon each

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  exercise hereof shall be determined by multiplying the number of shares of
  Common Stock which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the holder hereof pursuant to section 1.1, by a fraction of which (a) the numerator is $.90 and (b) the denominator is the Warrant Price in effect on the date of such exercise. The "Warrant Price" shall initially be $.90 per share, shall be adjusted and readjusted from time to time as provided in this section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this section 2."

     1.4 Section 16(a) is hereby deleted in its entirety and the following is substituted therefor:

     "(a) Repurchase option. Any holder or holders of Warrants holding at least
          -----------------
  a majority of the total outstanding Warrants (measured by the number of shares of Common Stock into which such Warrants are exercisable) may require the Company to repurchase (the "Repurchase Option") all or any part of the Warrants if on or before January 31, 1998, there has not been an Initial Public Offering."

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Hill as follows:

     1.1 Authority and Validity. The execution, delivery and performance of this
         ----------------------
  Amendment to the Hill Warrant and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Amendment to the Hill Warrant has been duly and validly executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be affected or limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by applicable principles of equitable remedies. Neither the execution, delivery and performance of this Amendment to the Hill Warrant, nor the consummation

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  of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i), conflict with or result in a breach of any material provisions of its Charter or By-Laws; (ii) violate or conflict with the terms of any material agreement to which the Company is a party or by which it is bound; or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any court, administrative agency or governmental body applicable to Company.

SECTION 3.  EFFECT OF AMENDMENT

     Except as amended hereby, all provisions of the Hill Warrant shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date and year first above written.

                            INFORMATION MANAGEMENT ASSOCIATES,
                              INC.


                                       By: /s/ Gary R. Martino
                                           --------------------------
                                           Name:   Gary R. Martino
                                           Title:  Chairman


                                           /s/ Thomas F. Hill
                                           --------------------------
                                           Thomas F. Hill

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